UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PROTECTION ONE, INC.

(Exact name of registrant as specified in its charter)

Delaware	93-1063818
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1035 N. 3rd Street, Suite 101
Lawrence, Kansas	66044
(Address of Principal Executive Offices)	(Zip Code)

Protection One, Inc. 2008 Long-Term Incentive Plan

(Full title of the plan)

J. Eric Griffin

General Counsel

1035 N. 3rd Street, Suite 101

Lawrence, Kansas 66044

(Name and address of agent for service)

(785) 856-5500

(Telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

John M. Jennings

Nelson Mullins Riley & Scarborough LLP

104 South Main Street, Suite 900

Greenville, South Carolina 29601

(864) 250-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price (2)	Amount of registration fee(2)
Common Stock, par value $0.01 per share	1,500,000	$8.45	$12,675,000	$510.90

(1)           Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of common stock which become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

(2)           Estimated pursuant to Rule 457(h) solely for purposes of calculating the aggregate offering price and the amount of the registration fee based upon the average of the high and low prices reported on the Nasdaq Global Market on May 30, 2008.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

*The documents containing the information specified in Part I will be delivered in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).  Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.  These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents, which have been filed by Protection One, Inc. (the “Company”) with the Commission, are incorporated in this Registration Statement by reference:

(a)          The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed on March 17, 2008;

(b)         The Company’s Current Reports on Form 8-K  filed on March 19, 2008 and April 18, 2008 (other than those portions of which were “furnished” and not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended);

(c)  The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2008 filed on May 12, 2008; and

(d)         The description of the Company’s capital stock contained in the Company’s Registration Statement on Form 8-A filed on April 2, 2007, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

N/A

Item 5.  Interests of Named Experts and Counsel.

N/A

Item 6.    Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals under certain circumstances  against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Company.  The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Article IX of the Company’s Amended and Restated Bylaws generally provides for indemnification by the Company of any of its directors, officers or employees to the fullest extent permitted by the DGCL against all expenses, liability and loss incurred in connection with any action, suit or proceeding in which any such person may be involved by reason of the fact that he or she is or was a director, officer or employee.  The Company is required to indemnify an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if the initiation of such proceeding (or part thereof) by the indemnitee was authorized by the Company’s board of directors.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit.  The Company’s Amended and Restated Certificate of Incorporation provides for such limitation of liability. Article VII of the Company’s Amended and Restated Certificate of Incorporation provides that the Company’s directors, to the extent permitted by Section 102(b)(7) of the DGCL, will not be liable to the Company or its stockholders.

Pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated December 20, 2007, the Company entered into with Integrated Alarm Services Group, Inc. (“IASG”), the Company agreed, for a period of six years after completion of the merger, that it will indemnify and hold harmless, to the greatest extent permitted by law as of the date of the Merger Agreement, the directors and executive officers of IASG (as well as other officers and employees of IASG) immediately prior to the merger with respect to all acts or omissions by them in their capacities as such or taken at the request of IASG at any time at or prior to the effective time of the merger.  The Company also agreed, for a period of not less than six years after completion of the merger, that all rights to indemnification, advancement of litigation expenses, and limitation of personal liability existing in favor of the directors and executive officers of IASG (as well as other officers and employees of IASG) immediately prior to the merger under the provisions in IASG’s certificate of incorporation, bylaws and other similar organizational documents existing on the date of the Merger Agreement, as well as related director indemnification agreements in accordance with their terms in existence on the date of the Merger Agreement, will, with respect to any matter existing or occurring at or prior to the completion of the merger, survive the completion of the merger and that the Company will honor all such obligations.

The Company maintains standard policies of insurance under which coverage is provided (i) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful acts and (ii) to the Company with respect to payments which may be made by the Company to such directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.  Additionally, pursuant to the Merger Agreement, the Company agreed that for a period of six years after completion of the merger, the Company will maintain the directors’ and officers’ liability insurance policies maintained by IASG immediately prior to the merger, or a policy of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured, with respect to claims arising from facts or events that occurred on or before the merger.

Item 7.  Exemption from Registration Claimed.

N/A

Item 8.  Exhibits.

The following exhibits are filed with this Registration Statement.

Exhibit Number	Description of Exhibit

4.1

Amended and Restated Certificate of Incorporation of the Company, effective as of February 8, 2005 (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K filed by the Company and Protection One Alarm Monitoring, Inc. for the year ended December 31, 2004, as amended).

4.2	Bylaws of the Company, as amended and restated March 17, 2005 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed March 17, 2005).

4.3	Protection One, Inc. 2008 Long-Term Incentive Plan (incorporated by reference to Appendix A of the Company’s Information Statement on Schedule 14C, filed April 29, 2008).

4.4	Form of Award Agreement for Restricted Share Units (incorporated by reference to Exhibit 1 to Appendix A of the Company’s Information Statement on Schedule 14C, filed April 29, 2008).

4.5	Form of Certificate of Common Stock of Protection One, Inc. (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-4/A, filed February 12, 2007).

5.1	Legal Opinion of Nelson Mullins Riley & Scarborough LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Nelson Mullins Riley & Scarborough LLP (contained in the opinion filed as Exhibit 5.1).

24	Power of Attorney (contained within the signature page).

Item 9.  Undertakings.

1.  The undersigned registrant hereby undertakes:

(a)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(b)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchase in the initial distribution of securities: The undersigned registrant undertakes that in  a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lawrence, State of Kansas, as of June 3, 2008.

PROTECTION ONE, INC.

By:	/s/ DARIUS G. NEVIN
Name:	Darius G. Nevin
Title:	Executive Vice President and
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Eric Griffin  and Darius G. Nevin and each of them such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities (including such person’s capacity as a director and/or officer) to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of June 3, 2008:

Signature	Title

/s/ RICHARD GINSBURG	President, Chief Executive Officer (Principal
Richard Ginsburg	Executive Officer) and Director

/s/ DARIUS G. NEVIN	Executive Vice President and Chief Financial
Darius G. Nevin	Officer (Principal Financial Officer)

/s/ SARAH STRAHM	Chief Accounting Officer (Principal
Sarah Strahm	Accounting Officer)

/s/ ROBERT J. McGUIRE	Director
Robert J. McGuire

/s/ HENRY ORMOND	Director
Henry Ormond

/s/ STEVEN RATTNER	Director
Steven Rattner

/s/ THOMAS J. RUSSO	Director
Thomas J. Russo

/s/ EDWARD SIPPEL	Director
Edward Sippel

/s/ MICHAEL WEINSTOCK	Director
Michael Weinstock

/s/ ARLENE M. YOCUM	Director
Arlene M. Yocum

Exhibit Index

Exhibit Number	Description of Exhibit

4.1

Amended and Restated Certificate of Incorporation of the Company, effective as of February 8, 2005 (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K filed by the Company and Protection One Alarm Monitoring, Inc. for the year ended December 31, 2004, as amended).

4.2	Bylaws of the Company, as amended and restated March 17, 2005 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed March 17, 2005).

4.3	Protection One, Inc. 2008 Long-Term Incentive Plan (incorporated by reference to Appendix A of the Company’s Information Statement on Schedule 14C, filed April 29, 2008).

4.4	Form of Award Agreement for Restricted Share Units (incorporated by reference to Exhibit 1 to Appendix A of the Company’s Information Statement on Schedule 14C, filed April 29, 2008).

4.5	Form of Certificate of Common Stock of Protection One, Inc. (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-4/A, filed February 12, 2007).

5.1	Legal Opinion of Nelson Mullins Riley & Scarborough LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Nelson Mullins Riley & Scarborough LLP (contained in the opinion filed as Exhibit 5.1).

24	Power of Attorney (contained within the signature page).